Exhibit 32.1

CERTIFICATE PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, Michael J. Quinn, President and Chief Executive Officer of Rhinebeck Bancorp, Inc. (the “Company”), and Michael J. McDermott, Chief Financial Officer of the Company, each certify in their capacity as officers of the Company that they have reviewed the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020 (the “Report”) and that, to the best of their knowledge:

(1)         the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 13, 2020	/s/ Michael J. Quinn
Michael J. Quinn
President and Chief Executive Officer

August 13, 2020	/s/ Michael J. McDermott
Michael J. McDermott
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.